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                                                                       EXHIBIT 5

                                 May 19, 1998


Board of Directors.
Software AG Systems, Inc.
11190 Sunrise Valley Drive
Reston, VA  20191

          Re: Software AG Systems, Inc.
              Registration Statement on Form S-1
              File No. 333-50645
              ------------------

Ladies and Gentlemen:

       We have acted as special counsel to Software AG Systems, Inc., a Delaware corporation (the "Company"), in connection with the Company's filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "1933 Act"), of the referenced registration statement on Form S-1 (the "Registration Statement") relating to the proposed offer and sale of (i) 5,074,150 shares (5,893,181 shares if the Underwriters' over-allotment option is fully exercised) (the "Primary Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"), and (ii) 386,062 shares of Common Stock (the "Option Shares") that are being offered for sale pursuant to the exercise by certain stockholders of the Company of outstanding stock options granted under the Company's 1997 Stock Option Plan (the "Plan"). This opinion is furnished to you at your request to enable you to fulfill the requirements of
Item 601(b)(5) of Regulation S-K, 17 C.F.R. (S) 229.601(b)(5), in connection with the Registration Statement.

       For purposes of this opinion, we have examined such corporate records of the Company, including executed copies of the Registration Statement and Amendment No. 1 thereto, the Company's First Amended and Restated Certificate of Incorporation, the Company's Second Amended and Restated Certificate of Incorporation, the Company's Third Amended and Restated Bylaws, resolutions of the Company's Board of Directors, the Compensation Committee thereof and the stockholders of the Company (including resolutions relating to the original issuance and sale of the Primary Shares and resolutions relating to the adoption of the Plan and the granting of stock options under the Plan covering the Option Shares) and the proposed form of underwriting agreement by and among the Company, the Selling Stockholders, BancAmerica Robertson Stephens, Donaldson, Lufkin & Jenrette Securities Corporation, Smith Barney Inc. and EVEREN Securities, Inc., filed as Exhibit 1 to the Registration Statement (the "Underwriting Agreement"), and such other documents as we deem necessary for rendering the opinion hereafter expressed.
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Software AG Systems, Inc.
May 19, 1998
Page 2


       In our examination of the aforesaid documents, we assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). We also have assumed the accuracy, completeness and authenticity of statements of fact on which we are relying and have made no independent investigations thereof. This opinion is given, and all statements herein are made, in the context of the foregoing.

       This opinion is based as to matters of law solely on the General Corporation Law of the State of Delaware. We express no opinion herein as to any other laws, statutes, regulations or ordinances.

       Based upon, subject to and limited by the foregoing, we are of the opinion that:

       (a) the Primary Shares are validly issued, fully paid and nonassessable under the General Corporation Law of the State of Delaware; and

       (b) the Option Shares have been duly authorized by the Company, and (i) following the sale of the Option Shares pursuant to the terms of the Underwriting Agreement and (ii) upon issuance pursuant to the terms of the Plan, such Option Shares will be validly issued, fully paid and nonassessable under the General Corporation Law of the State of Delaware.

       We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion.

       We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the 1933 Act.

                                   Sincerely yours,

                                   /s/ Arnold & Porter

                                   Arnold & Porter